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HEI Exhibit 99.3

Hawaiian Electric Industries, Inc.

Written Statement of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Hawaiian Electric Industries, Inc. (HEI) on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the Report), I, Eric K. Yeaman, Chief Financial Officer of HEI, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)

The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of March 31, 2003 and results of operations for the quarter ended March 31, 2003 of HEI and its subsidiaries.

/s/ ERIC K. YEAMAN

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer of HEI Date: May 9, 2003

A signed original of this written statement required by Section 906 has been provided to Hawaiian Electric Industries, Inc. and will be retained by Hawaiian Electric Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.